UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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    CB FINANCIAL SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

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April 9, 2021

Dear Fellow Stockholder:

The annual meeting of stockholders of CB Financial Services, Inc. (the “Company”), the holding company for Community Bank will be held at the Ralph J. Sommers, Jr. Operations Center of Community Bank, 600 EverGreene Drive, Waynesburg, Pennsylvania, on Wednesday, May 19, 2021, at 9:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as representatives of BKD, LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions from stockholders.

It is important that your shares are represented at the meeting, regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote by promptly completing and mailing the enclosed proxy card or by voting via the Internet or by telephone. Internet and telephone voting instructions appear on the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card or voted via the Internet or by telephone.

Sincerely,

Mark E. Fox    John H. Montgomery
Chairman of the Board    President & Chief Executive Officer

Special Notice Regarding In-Person Attendance at Annual Meeting – In light of the ongoing health concerns relating to the COVID-19 coronavirus pandemic and to best protect the health and welfare of the Company’s employees, stockholders and community, the Company urges that stockholders DO NOT ATTEND the Annual Meeting in person this year. Stockholders are nevertheless urged to vote their proxies by mail or by voting via the Internet or by telephone.

100 North Market Street
Carmichaels, Pennsylvania 15320
(724) 966-5041

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE        9:00 a.m., local time, on Wednesday, May 19, 2021.

PLACE        Ralph J. Sommers, Jr. Operations Center of Community Bank,
    600 EverGreene Drive, Waynesburg, Pennsylvania.

ITEMS OF BUSINESS        (1)    To elect four directors to serve for a term of three years.

(2)    To approve the CB Financial Services, Inc. 2021 Equity Incentive Plan.

(3)    To ratify the appointment of BKD, LLP to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2021.

    (4)    To hold an advisory (non-binding) vote to approve the compensation of the named executive officers as disclosed in the accompanying proxy statement.

    (5)    To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE        In order to vote, you must have been a stockholder at the close of business on March 29, 2021.

PROXY VOTING        It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet, by telephone or by completing and returning the proxy card or voting instruction card sent to you. You can revoke your proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

Elizabeth A. Calvario
Corporate Secretary

Carmichaels, Pennsylvania
April 9, 2021

Special Notice Regarding In-Person Attendance at Annual Meeting – In light of the ongoing health concerns relating to the COVID-19 coronavirus pandemic and to best protect the health and welfare of the Company’s employees, stockholders and community, the Company urges that stockholders DO NOT ATTEND the Annual Meeting in person this year. Stockholders are nevertheless urged to vote their proxies by mail or by voting via the Internet or by telephone.

PROXY STATEMENT OF
CB FINANCIAL SERVICES, INC.
(Holding Company for Community Bank)

GENERAL INFORMATION
We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of CB Financial Services, Inc. (the “Board”) for the 2021 annual meeting of stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to CB Financial Services, Inc. as “CB Financial,” the “Company,” “we,” “our” or “us” and to Community Bank as the “Bank.”
We are holding the 2021 annual meeting of stockholders at the Ralph J. Sommers, Jr. Operations Center of Community Bank, 600 EverGreene Drive, Waynesburg, Pennsylvania, on Wednesday, May 19, 2021, at 9:00 a.m., local time.
We intend to mail this proxy statement and the enclosed proxy card to stockholders of record beginning on or about April 9, 2021.
Special Notice Regarding In-Person Attendance at Annual Meeting – In light of the ongoing health concerns relating to the COVID-19 coronavirus pandemic and to best protect the health and welfare of the Company’s employees, stockholders and community, the Company urges that stockholders DO NOT ATTEND the Annual Meeting in person this year. Stockholders are nevertheless urged to vote their proxies by mail or by voting via the Internet or by telephone.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON MAY 19, 2021
This proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission are available online at http://www.envisionreports.com/CBFV.

INFORMATION ABOUT VOTING
Who Can Vote at the Meeting
You are entitled to vote your shares of Company common stock that you owned as of March 29, 2021. As of the close of business on that date, 5,434,374 shares of Company common stock were outstanding. Each share of common stock has one vote.
The Company’s Articles of Incorporation provides that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 15% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 15% limit, subject to limited exceptions.

Ownership of Shares; Attending the Meeting
You may own shares of the Company in one or more of the following ways:
•Directly in your name as the stockholder of record; and
•Indirectly through a broker, bank or other holder of record in “street name.”
If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.
If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. Examples of proof of ownership are a recent brokerage statement or a letter from a bank or broker. If you want to vote your shares of CB Financial common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Voting
Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.
Vote Required for Proposals. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is four.
In voting on the approval of the CB Financial Services, Inc. 2021 Equity Incentive Plan, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve the proposal, the affirmative vote of a majority of the votes cast at the annual meeting is required.
In voting on the ratification of the appointment of BKD, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the appointment of BKD, LLP, the affirmative vote of a majority of the votes cast at the annual meeting is required.
In voting on the proposal to approve the compensation of the named executive officers, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve the compensation of the named executive officers, the affirmative vote of a majority of the votes cast at the annual meeting is required.
How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.
In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.
In counting votes on the proposals to approve the CB Financial Services, Inc. 2021 Equity Incentive Plan and to ratify the appointment of BKD, LLP to serve as the Company’s independent registered public accounting firm, we will not count abstentions and broker non-votes as votes cast. Therefore, abstentions and broker non-votes will have no effect on the outcome of the vote on either proposal. Similarly, abstentions and broker non-votes will have no effect on the outcome of the advisory (non-binding) vote on the compensation of the named executive officers.

Effect of Not Casting Your Vote
If you hold your shares in street name, you must cast your vote if you want it to count in the election of directors (Item 1), in the vote to approve the CB Financial Services, Inc. 2021 Equity Incentive Plan (Item 2) or in the advisory (non-binding) vote regarding the compensation of the named executive officers (Item 4). Current stock market regulations prohibit your bank or broker from voting your uninstructed shares in the election of directors and on certain other matters on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank or broker how to vote on Items 1, 2 or 4, no votes will be cast on these matters on your behalf. These are referred to as “broker non-votes.” Your bank or broker, however, has discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 3).

Voting by Proxy
The Company’s Board is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named on the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board.
The Board unanimously recommends that you vote:
•“FOR” all the nominees for director;
•"FOR" the approval of the CB Financial Services, Inc. 2021 Equity Inventive Plan;
•“FOR” the ratification of the appointment of BKD, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•“FOR” the approval of the compensation of the Company’s named executive officers.
If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your shares of Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided that the new meeting occurs within 30 days of the original date of the annual meeting and you have not revoked your proxy. We do not currently know of any other matters to be presented at the annual meeting.
Instead of voting by completing and mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet and telephone voting appear on the enclosed proxy card. The deadline for voting via the Internet or by telephone is 1:00 a.m., Eastern Time, on May 19, 2021.

Revoking Your Proxy
Whether you vote by mail, telephone or via the Internet, if you are a registered stockholder, unless otherwise noted, you may later revoke your proxy by:
•sending a written statement to that effect to the Company’s Corporate Secretary;
•submitting a properly signed proxy card with a later date;
•voting by telephone or via the Internet at a later time (if initially able to vote in that manner) so long as such vote is received by the applicable time and date set forth above for registered stockholders; or
•voting in person at the annual meeting.
If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from you bank, broker, trustee or nominee to change those instructions.

CORPORATE GOVERNANCE
Director Independence
The Company’s Board currently consists of 15 members, all of whom are independent under the listing requirements of the NASDAQ Stock Market except for John H. Montgomery, Richard B. Boyer, Ralph Burchianti and Ralph J. Sommers, Jr., who are our employees. In determining the independence of directors, the Board considered the various deposit, loan and other relationships that each director has with the Bank, including loans and lines of credit outstanding to Mark E. Fox, Charles R. Guthrie, CPA, Joseph N. Headlee, John J. LaCarte, Roberta Robinson Olejasz and David F. Pollock or to their related entities, as well as the transactions disclosed under “Other Information Relating to Directors and Executive Officers—Transactions with Related Persons”, but determined in each case that these relationships did not interfere with their exercise of independent judgment in carrying out their responsibilities as directors.

Board Leadership Structure and Board’s Role in Risk Oversight
Mr. Fox serves as Chairman of the Board and Mr. Guthrie serves as Vice Chairman of the Board. The Board believes this arrangement is appropriate given that more than a simple majority of the members of the Board are independent. The Board believes that the independent directors, working together, provide strong, independent oversight of the Company’s management and affairs. The Board has not designated a lead independent director.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. The Company faces several risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the daily management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The independent members of the Board, working together, provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Corporate Governance Policy
The Board has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operations of the Board; the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board’s interaction with management and third parties; and the evaluation of the performance of the Board and of the President and Chief Executive Officer.

Board Committees
The following table identifies the Board’s standing committees and their members as of December 31, 2020. All members of each committee are independent in accordance with the listing requirements of the NASDAQ Stock Market. Each committee operates under a written charter that is approved by the Board and that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charter of each committee is available at the Investor Relations section of the Bank’s website (https://www.communitybank.tv).

Director	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee
Karl G. Baily	Vice Chairman		X
Jonathan A. Bedway		X	X
Richard B. Boyer
Ralph Burchianti
Mark E. Fox	X	X	X
William C. Groves	X		Chairman
Charles R. Guthrie, CPA	Chairman	X	X
Joseph N. Headlee		X	Vice Chairman
John J. LaCarte	X	Chairman	X
John H. Montgomery
Roberta Robinson Olejasz	X		X
William G Petroplus			X
David F. Pollock		X	X
Ralph J. Sommers, Jr.
John M. Swiatek		Vice Chairman	X
Number of meetings in fiscal 2020	7	3	1

Audit Committee
The Audit Committee is responsible for providing oversight relating to our consolidated financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit function, annual independent audit and the compliance and ethics programs established by management and the Board. The Audit Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence. The Company’s Board has designated Charles R. Guthrie, CPA as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

Compensation Committee
The Compensation Committee approves the compensation objectives for the Company and the Bank, establishes the compensation for the Company’s and Bank’s executive management and conducts the performance review of the President and Chief Executive Officer. The Compensation Committee reviews and evaluates all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. The Compensation Committee also administers and has discretionary authority over the issuance of equity awards under the Company’s equity incentive plan. Decisions by the Compensation Committee with respect to the compensation of executive officers, except for the issuance of equity awards, are approved by the full Board. The Compensation Committee also assists the Board in evaluating potential candidates for executive positions. With respect to other executive officers, the Chief Executive Officer recommends their annual compensation based on both individual and company-wide performance, subject to review and approval of the Compensation Committee and the Board. In addition, the Compensation Committee may delegate to management certain of its duties and responsibilities, including the adoption, amendment, modification or termination of the Bank’s tax-qualified retirement plans and health and welfare plans. The Compensation Committee also reviews the form and amount of compensation paid to our non-management directors from time to time.
The Compensation Committee has sole authority and responsibility under its charter to approve the engagement of any compensation consultant it uses and the fees for those services. The Compensation Committee did not engage the services of a compensation consultant during 2020.

Nominating/Corporate Governance Committee
The Nominating/Corporate Governance Committee assists the Board in: (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board; (ii) recommending to the Board the director nominees for the next annual meeting; (iii) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; (iv) leading the Board in its annual review of the Board’s performance; and (v) recommending director nominees for each committee.
Minimum Qualifications for Director Nominees. The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board. A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include a requirement that the candidate have not been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.
If a candidate is deemed eligible for election to the Board, the Nominating/Corporate Governance Committee will then evaluate the following criteria in selecting nominees:
•contributions to the range of talent, skill and expertise of the Board;
•financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;
•familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;
•personal and professional integrity, honesty and reputation;
•the ability to represent the best interests of the stockholders of the Company and the best interests of the institution;
•the ability to devote sufficient time and energy to the performance of his or her duties;
•independence as that term is defined under applicable Securities and Exchange Commission and stock exchange listing criteria; and
•current equity holdings in the Company.
The Nominating/Corporate Governance Committee also will consider any other factors it deems relevant, including diversity, age, competition, size of the Board and regulatory disclosure obligations.
With respect to nominating an existing director for re-election to the Board, the Nominating/Corporate Governance Committee will consider and review an existing director’s attendance and performance at Board meetings and at meetings of committees on which he or she serves; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.
Director Nomination Process. For purposes of identifying nominees for the Board, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board, as well as its knowledge of members of the communities served by the Bank. The Nominating/Corporate Governance Committee will also consider director candidates recommended by stockholders according to the policy and procedures set forth below. The Nominating/Corporate Governance Committee has not previously used an independent search firm to identify nominees.
In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.
Consideration of Stockholder Recommendations. It is the policy of the Nominating/Corporate Governance Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board. The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.
Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:
1.The name of the person recommended as a director candidate;
2.All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;
3.The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;
4.As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company’s records; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and
5.A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.
In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Board and Committee Meetings
During the fiscal year ended December 31, 2020, the Company’s Board of Directors held 21 meetings. No director attended less than 75% of the total meetings of the Company’s and the Bank’s Board of Directors and the respective committees on which such director served during the fiscal year.

Director Attendance at Annual Meeting of Stockholders
The Board encourages each director to attend the Company’s annual meeting of stockholders. All of the Company’s directors then serving attended last year’s annual meeting of stockholders.

Code of Ethics and Business Conduct
The Company has adopted a code of ethics and business conduct which applies to all of the Company’s and the Bank’s directors, officers and employees. A copy of the code of ethics and business conduct is available on the Investor Relations section of the Bank’s website (https://www.communitybank.tv).

REPORT OF THE AUDIT COMMITTEE
The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committee, which include matters related to the conduct of the audit of the Company’s consolidated financial statements.
In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm, required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, express an opinion on the conformity of the Company’s consolidated financial statements to generally accepted accounting principles in the United States. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles in the United States, that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”
In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board, and the Board has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Audit Committee of the Board of Directors of
CB Financial Services, Inc.
Charles R. Guthrie, CPA, Chairman
Karl G. Baily, Vice Chairman
Mark E. Fox
William C. Groves
John J. LaCarte
Roberta Robinson Olejasz

DIRECTOR COMPENSATION
The following table sets forth the compensation received by individuals who served as directors, and who were not also named executive officers, of the Company during the fiscal year ended December 31, 2020.

Director	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Karl G. Baily	$31,200	$20,380	$—	$—	$3,536		$55,116
Jonathan A. Bedway	34,800	20,380	—	—	3,536		58,716
Mark E. Fox	52,800	20,380	—	—	3,536		76,716
William C. Groves	42,000	20,380	—	—	3,536		65,916
Charles R. Guthrie, CPA	48,000	20,380	—	—	3,536		71,916
Joseph N. Headlee	31,200	20,380	—	—	3,536		55,116
John J. LaCarte	34,800	20,380	—	—	3,536		58,716
Roberta Robinson Olejasz	31,200	20,380	—	—	3,536		55,116
William G Petroplus	31,200	20,380	—	—	3,536		55,116
David F. Pollock	34,800	20,380	—	—	3,536		58,716
Ralph J. Sommers, Jr.	31,200	20,380	—	—	64,063	(2)	115,643
John M. Swiatek	34,800	20,380	—	—	3,536		58,716
(1)Reflects the aggregate grant date fair value for restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 – Share Based Payment, based on the closing price of the Company’s common stock on the grant date ($20.38 per share on December 14, 2020). Restricted stock awards were issued under the CB Financial Services, Inc. 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”) and vest over 5 years with 20% vesting on December 14, 2021. As of December 31, 2020, each listed director had outstanding stock awards of 1,000 shares. See “Executive Compensation – Equity Incentive Plan.”
(2)The following table details the amounts reported in the “All Other Compensation” column for 2020, which includes amounts paid in accordance with the employment agreement between the Bank and Mr. Sommers. See “Executive Compensation – Employment Agreements.”

Mr. Sommers
Salary	$53,123
Bonus	2,000
Employer contributions to 401(k) plan	4,216
Company car	775
Cash in lieu of dividends on restricted stock awards	1,536
Imputed income on split dollar life insurance	2,413
Total Other Compensation	$64,063

STOCK OWNERSHIP
The Company does not know of any person to be the beneficial owner of more than 5% of the Company’s outstanding common stock as of March 29, 2021.
The following table provides information as of March 29, 2021, about the shares of Company common stock that may be considered to be beneficially owned by each nominee for director, by each continuing director, by the executive officers named in the Summary Compensation Table and by all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown and none of the named individuals has pledged any of his or her shares.

Name	Number of Shares Owned (1)		Percent of Common Stock Outstanding (1)(2)

Directors:
Karl G. Baily	27,146	(3)(6)	*
Jonathan A. Bedway	15,999		*
Richard B. Boyer	25,931	(6)	*
Ralph Burchianti	80,624	(5)	1.5%
Mark E. Fox	21,139	(4)(6)	*
William C. Groves	27,188	(5)	*
Charles R. Guthrie, CPA	22,216	(4)(6)	*
Joseph N. Headlee	31,809	(6)	*
John J. LaCarte	127,789	(4)	2.4%
John H. Montgomery	12,100		*
Roberta Robinson Olejasz	6,368		*
William G Petroplus	14,324	(3)(6)	*
David F. Pollock	45,819		*
Ralph J. Sommers, Jr.	29,289		*
John M. Swiatek	20,617	(6)	*

Executive Officers Who Are Not Directors:
Jamie L. Prah, CPA	15,703		*
Jennifer L. George	19,749	(6)	*

All Directors and Executive Officers as a Group:
(17 persons)	543,810		10.0%
*    Represents less than 1% of the Company’s outstanding shares.
(1)Options that are exercisable or exercisable within 60 days are treated as beneficially owned and are treated as outstanding shares for the purpose of computing the beneficial ownership of the individual who holds the options, but not for the purpose of computing the percentage ownership of any other individual.
(2)Based on 5,434,374 shares of the Company’s common stock outstanding and entitled to vote as of March 29, 2021.
(3)Includes shares owned indirectly through a spouse or child as follows: Mr. Baily – 1,100 shares and Mr. Petroplus – 3,683 shares.
(4)Includes shares held by a corporation or limited partnership as follows: Mr. Fox – 725 shares, Mr. Guthrie – 48 shares and Mr. LaCarte – 85,000 shares.
(5)Includes shares owned indirectly through an investment club as follows: Mr. Groves – 316 shares and Mr. Burchianti – 313 shares. The investment club, in which Messrs. Groves and Burchianti each has approximately 14% interest, owns a total of 2,200 shares.
(6)Includes shares owned through a retirement account as follows: Mr. Baily – 2,227 shares, Mr. Boyer – 11,989 shares, Mr. Fox – 6,673 shares, Mr. Guthrie – 6,050 shares, Mr. Headlee – 2,500 shares, Mr. Montgomery – 2,500 shares, Mr. Petroplus – 450 shares, Mr. Swiatek – 6,334 shares and Ms. George – 3,047 shares.

ITEMS OF BUSINESS TO BE VOTED ON BY STOCKHOLDERS
Item 1 — Election of Directors
Currently, the Board consists of 15 members. The Board is divided into three classes, each with three-year staggered terms, with approximately one-third of the directors elected each year.
The four nominees who have been nominated for election at the annual meeting to serve for a three-year term or until their successors have been duly elected and qualified are: Karl G. Baily, Ralph Burchianti, Roberta Robinson Olejasz and John M. Swiatek. The nominees are currently directors of the Company and the Bank.

Ralph J. Sommers, Jr. was not nominated for election at the annual meeting because he will retire from the Board effective upon the expiration of his current term at the annual meeting. The Board has taken action to reduce the size of the Board from 15 to 14 members effective upon the retirement of Mr. Sommers.
Unless you indicate that your shares should not be voted for one or more nominee(s), the Board intends that the proxies solicited by it will be voted for the election of all the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card intend to vote your shares to approve the election of any substitute proposed by the Board. At this time, we know of no reason why any nominee might be unable to serve.
The Board unanimously recommends that stockholders vote “FOR” all the nominees.
Information regarding the nominees for election at the annual meeting is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated for each individual is as of December 31, 2020. The starting year of service as a director includes service on the Board of Directors of the Bank, on FedFirst Financial Corporation (“FedFirst”) and its former subsidiary First Federal Savings Bank or on First West Virginia Bancorp, Inc. ("FWVB") and its former subsidiary Progressive Bank, N.A., as applicable.

Board Nominees for Terms Ending in 2024

Karl G. Baily. Mr. Baily, age 69, has served as a director since 1996. He retired as President of Coldwell Banker Baily Real Estate and Vice President of Baily Insurance Agency, Inc. in 2012.
Mr. Baily provides the Board with long-standing knowledge of the local real estate market and the local community.
Ralph Burchianti. Mr. Burchianti, age 65, was appointed to director in 2019 and has been employed by the Bank since August 1985 and serves as Senior Executive Vice President – Chief Credit Officer.
Mr. Burchianti provides the Board with knowledge of our geographic footprint and his extensive management and leadership of loan administration and credit culture.
Roberta Robinson Olejasz. Ms. Olejasz, age 49, served as a director of FWVB and Progressive Bank since 2014. Ms. Olejasz has been the dealer operator of Bob Robinson Chevrolet-Buick-GMC-Cadillac Inc. since 2005 and serves as the finance manager of the dealership. Ms. Olejasz is a director and past Chairman of the West Virginia Automobile and Truck Dealers Association, a member of the visiting committee of the West Virginia University College of Business and Economics, and a board member of the Wheeling Chamber of Commerce. Ms. Olejasz received a Bachelor of Science degree in Management from Virginia Commonwealth University and a MBA from West Virginia University.
Ms. Olejasz brings a strong sense of executive management and leadership to the Board. In addition, Ms. Olejasz’s experience as the dealer operator of Bob Robinson Chevrolet-Buick-GMC-Cadillac Inc. equips her to understand and guide management decisions and actions relating to planning, risk management, marketing and capital management.
John M. Swiatek. Mr. Swiatek, age 63, served as a director of FedFirst since 2010. Since 2011, Mr. Swiatek has been the owner of JMS Advisors, LLC, a business development and strategic consulting practice. He is also a partner in the Swiatek Melone Group, a strategic marketing, communications and public relations practice. Previously, he served as Managing Director of Innovation Sports & Entertainment, a division of The Innovation Group. Before joining The Innovation Group in 2011, he was the Director of the Sports, Entertainment and Marketing division of GSP Consulting Corporation. Mr. Swiatek also co-founded and served as the President and Managing Partner of the Washington Wild Things, a minor league professional baseball team in Washington, Pennsylvania, from 2001 until 2009.
Mr. Swiatek brings to the Board extensive business background in finance, management and marketing. In addition, he is familiar with our market areas as well as the surrounding greater Pittsburgh metropolitan area.

Directors Continuing in Office

The following directors have terms ending in 2022:
Jonathan A. Bedway. Mr. Bedway, age 55, served as a director of FWVB and Progressive Bank since 2014. Mr. Bedway is the founder and President of Bedway Development Corporation, a commercial construction contractor and a commercial real estate developer. Mr. Bedway is also the President of the following entities: Double J Real Estate, LLC; Bedway Group, Inc.; Bedway Realty; and Bedway Land & Minerals. Mr. Bedway serves on the Board of Wheeling Country Day School. Mr. Bedway is a graduate of The Linsly School and West Virginia University with a Bachelor of Science degree.
Mr. Bedway’s 30 years of experience as the owner of a successful construction and development company and his experience and knowledge of the local and regional commercial real estate market are beneficial in reviewing and attracting commercial loans.

Richard B. Boyer. Mr. Boyer, age 62, served as a director of FedFirst since 2002. He has been the President of Exchange Underwriters, Inc. since 1989.
As President of Exchange Underwriters, Mr. Boyer brings to the Board knowledge of the insurance industry and the operations of Exchange Underwriters, which he has managed for over 28 years.
Charles R. Guthrie, CPA. Mr. Guthrie, age 61, has served as a director since 2005. He is the President of Guthrie Belczyk and Associates, P.C., an accounting firm. Mr. Guthrie has been a Certified Public Accountant since 1982. He serves on committees of various community organizations in the Bank’s local market area.
Mr. Guthrie’s expertise in accounting and corporate management and his community involvement are valuable assets to the Board.
Joseph N. Headlee. Mr. Headlee, age 71, has served as a director since 2002. Until August 2018, Mr. Headlee was a partner in Wayne Lumber Company and remains a partner in the Headlee Partnership. He has held these positions since 1982 and 1980, respectively. Mr. Headlee also has served as Treasurer of Franklin Township Sewage Authority.
Mr. Headlee brings to the Board experience in business management and marketing and familiarity with the Bank’s market area.
John H. Montgomery. Mr. Montgomery, age 58, has served as a director since 2020. He has served as President and Chief Executive Officer of the Company and the Bank since August 2020. From 2014 until joining the Company and the Bank, he served as Chief Credit Officer of First Bank, a privately-held $6 Billion bank in St. Louis, Missouri. He served on First Bank’s Board of Directors and the Executive Committee. Before joining First Bank, Mr. Montgomery was employed by Susquehanna Bank where he held a variety of executive positions over a period of nine years, including President of Susquehanna Bank’s Pennsylvania Division and Senior Credit Risk Officer. He received his MBA from Drexel University.
As an accomplished bank executive with over 30 years of experience, Mr. Montgomery brings to the Board an in depth knowledge of the banking industry.

The following directors have terms ending in 2023:
Mark E. Fox. Mr. Fox, age 62, has served as a director since 1998 and was appointed Chairman of the Board in May 2019 after serving as Vice Chairman since July 2018. Mr. Fox has more than 37 years’ experience as the owner and manager of Fox Ford, Inc., a local car dealership. Since 2013, he has served as the President of Fox Ford, Inc. Before that time, he served as Vice President of Fox Ford, Inc. He holds a bachelors’ degree in accounting and a Masters of Business Administration (“MBA”) degree from Waynesburg University.
Mr. Fox’s experience in managing a local business provides the Board with insight into economic and business trends in the Bank’s market area.
William C. Groves. Mr. Groves, age 79, has served as a director since 1996. Since 1980 he has served as the President of Haulit Trucking, Inc. Mr. Groves previously served as township supervisor of Cumberland Township from 2003 until 2019.
Mr. Groves’s experience in managing a local business and his long-standing ties to the local community provide the Board with valuable insight on the Bank’s local market area.
John J. LaCarte. Mr. LaCarte, age 54, earned his MBA from the University of Rochester and brings broad entrepreneurial, strategic and corporate governance experience and expertise to the Board. He is the President of Washington County based LaCarte Enterprises, Inc., a holding company that owns and operates various multi-state business interests that include Model Dry Cleaners, LLC, Model Uniforms, LLC, Model Apparel, LLC and Stoney’s Brewing Company. Additionally, Mr. LaCarte is President of LaCarte Development Company, an enterprise focused on the development and ownership of commercial properties in Western Pennsylvania and North Eastern Ohio. An active volunteer in his local community, Mr. LaCarte serves on various non-profit boards and foundations.
Mr. LaCarte was elected as a director of FedFirst in 1998 and appointed as the Chairman of the Board in 2004. During his tenure, FedFirst successfully completed the acquisition of a wholly owned insurance agency, two public stock offerings and the successful merger with CB Financial in 2014.
William G. Petroplus. Mr. Petroplus, age 72, served as a director of FWVB since 1998 and served as FWVB’s Chairman of the Board of Directors since 2016. Mr. Petroplus also served as a director of Progressive Bank and was a director of Progressive Bank since 1986. Prior to his appointment as President and Chief Executive Officer, he was appointed as the Interim President and Chief Executive Officer of FWVB and Progressive Bank in December 2013. Mr. Petroplus had previously served as Chairman of the Nominating Committee and as a member of the Corporate Governance/Human Resource Compensation Committee of FWVB prior to his appointment as Interim President and Chief Executive Officer.

Mr. Petroplus is a graduate of West Virginia University and the West Virginia University College of Law. Mr. Petroplus has 45 years’ experience as an attorney. He has been with the law firm Petroplus & Gaudino, PLLC since 1999. His legal background and training provide him with an excellent framework within which to offer advice and counsel in a highly regulated banking industry. He also is the sole member of GWP Realty LLC, a real estate investment and rental limited liability company. Mr. Petroplus’s expertise in laws and regulations, that pertain to, but are not limited to real estate law, commercial lending, corporate law and fiduciary matters, contribute insight to the Board on such matters.
David F. Pollock. Mr. Pollock, age 66, has served as a director since 2006. Mr. Pollock has been a practicing attorney for over 41 years. He is a Managing Partner in the law firm of Pollock Morris Belletti & Simms, LLC and, since 2008, has been a Managing Partner of P&S Development, LLC, a real estate development company.
Mr. Pollock’s legal knowledge and real estate development experience in the Bank’s market area significantly contribute to the depth of the Board.

Executive Officers Who Are Not Directors
Below is information regarding our executive officers who are not directors of the Company or the Bank. The individuals have held his or her current position for at least the last five years, unless otherwise stated. The age presented is as of December 31, 2020.
Jamie L. Prah, CPA. Mr. Prah, age 50, has been employed by the Company and the Bank since May 2019, and serves as Executive Vice President and Chief Financial Officer after previously serving as Executive Vice President and Chief Administrative Officer of the Company and the Bank. Previously, Mr. Prah served as Chief Executive Officer, from November 2015 until April 2019, and Senior Vice President, from May 2015 until November 2015, of Union Building and Loan Savings Bank. Mr. Prah also served as Interim Assistant Chief Financial Officer of the Bank from November 2014 until December 2014 to assist with certain transition matters related to the completion of the merger of FedFirst with the Company and the merger of First Federal Savings Bank, the wholly-owned subsidiary of FedFirst, with the Bank, both effective on October 31, 2014. Prior to the merger, Mr. Prah served as Senior Vice President and Chief Financial Officer of FedFirst and First Federal Savings Bank since 2011.
Jennifer L. George. Ms. George, age 48, has served as Executive Vice President and Chief Operations Officer of the Bank since May 2019. Ms. George joined the Bank in October 2014 as part of the FedFirst merger and served as Senior Vice President of Retail, Human Resources and Compliance. Previously, Ms. George served as Senior Vice President and Chief Risk Officer and Vice President of Bank Operations with First Federal Savings Bank.

Item 2 — Approval of the CB Financial Services, Inc. 2021 Equity Incentive Plan
The Board of Directors has approved the submission of the CB Financial Services, Inc. 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) for approval by our stockholders. The 2021 Equity Incentive Plan will provide officers, employees and directors of the Company and the Bank with additional incentives to promote the growth and performance of the Company. By approving the 2021 Equity Incentive Plan, our stockholders will give us the flexibility we need to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of our common stock. In addition, the 2021 Equity Incentive Plan is intended to further align the interests of our directors and management with the interests of our stockholders by potentially increasing the ownership interests of directors and officers in the common stock of the Company. If the 2021 Equity Incentive Plan is approved by stockholders, no more awards will be granted under the CB Financial Services, Inc. 2015 Equity Incentive Plan (“2015 Equity Incentive Plan”).
The following is a summary of the material features of the 2021 Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the 2021 Equity Incentive Plan, attached hereto as Appendix A. In the event of conflict between the terms of this disclosure and the terms of the 2021 Equity Incentive Plan, the terms of the 2021 Equity Incentive Plan will control.

General
Subject to permitted adjustments for certain corporate transactions, the maximum number of shares of Company common stock that may be delivered to participants under the 2021 Equity Incentive Plan is equal to 500,000 shares of Company common stock (the “Share Limit”). Shares of Company common stock subject to the Share Limit may be issued pursuant to grants of stock options, restricted stock awards or restricted stock units, provided, however that the Share Limit is reduced, on a one-for-one basis, for each share of common stock subject to a stock option grant, and on a two and one-half-for-one basis for each share of common stock issued pursuant to restricted stock awards or restricted stock unit awards.
If any award granted under the 2021 Equity Incentive Plan expires, terminates, is canceled or is forfeited without being settled or exercised or is settled without the issuance of shares of common stock, shares of Company common stock subject to such award will be made available for future grant under the 2021 Equity Incentive Plan. If any shares are surrendered or tendered to pay the exercise price of a stock option, such shares will not again be available for grant under the 2021 Equity Incentive Plan. In addition, shares of common stock withheld in payment for purposes of satisfying tax withholding obligations with respect to an award do not become available for re-issuance under the 2021 Equity Incentive Plan.
The 2021 Equity Incentive Plan will be administered by the members of the Company’s Compensation Committee (the “Committee”) who are “Disinterested Board Members,” as defined in the 2021 Equity Incentive Plan. The Committee has full and exclusive power within the limitations set forth in the 2021 Equity Incentive Plan to make all decisions and determinations regarding: (i) the selection of participants and the granting of awards; (ii) establishing the terms and conditions relating to each award; (iii) adopting rules, regulations and guidelines for carrying out the 2021 Equity Incentive Plan’s purposes; and (iv) interpreting the provisions of the 2021 Equity Incentive Plan and any award agreement. The 2021 Equity Incentive Plan also permits the Committee to delegate all or part of its responsibilities and powers to any person or persons selected by it.
The closing sale price of the Company’s common stock as report on the NASDAQ Global Market on March 17, 2021 was $23.02.
The following table provides information at December 31, 2020, for the 2015 Equity Incentive Plan under which equity securities may be issued as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price	Number of Securities Remaining Available for Issuance Under Plan
Equity compensation plans approved by security holders	218,683	$23.91	41,867	(1)
Total	218,683	$23.91	41,867
(1)Represents 22,144 shares available under the 2015 Equity Incentive Plan that can be issued as restricted stock awards or units and 19,723 shares that can be issued as stock options. Restricted stock awards or units may be issued above this amount provided that the number of shares reserved for stock options is reduced by three shares for each restricted stock award or unit share granted.

Eligibility
Employees and directors of the Company or its subsidiaries are eligible to receive awards under the 2021 Equity Incentive Plan, except that non-employees may not be granted incentive stock options. As of March 17, 2021, there were 11 non-employee directors and 252 employees eligible to participate and receive awards under the Plan.
Types of Awards
The Committee may determine the type and terms and conditions of awards under the 2021 Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant. Awards may be granted as incentive and non-statutory stock options, restricted stock awards, restricted stock units or any combination thereof, as follows:
Stock Options. A stock option gives the recipient or “optionee” the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value on the date the stock option is granted. Fair market value for purposes of the 2021 Equity Incentive Plan means the final sales price of the Company’s common stock as reported on Nasdaq on the date the option is granted, or if the Company’s common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Company’s common stock was traded, and without regard to after-hours trading activity. The Committee will determine the fair market value, in accordance with Section 422 of the Internal Revenue Code and applicable requirements of Section 409A of the Internal Revenue Code, if it cannot be determined in the manner described herein. Further, the Committee may not grant a stock option with a term that is longer than 10 years.
Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise by either: (i) by tendering, either actually or constructively by attestation, shares of stock valued at fair market value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (iii) by a net settlement of the stock option, using a portion of the shares obtained on exercise in payment of the exercise price of the stock option (and if applicable, any minimum required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof.
Under no circumstances will the Company buy back underwater stock options without stockholder approval.
Restricted Stock. A restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or minimum consideration as may be required by applicable law. Restricted stock awards under the 2021 Equity Incentive Plan will be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Committee as set forth in the 2021 Equity Incentive Plan or the award agreement. Awards will be evidenced by award agreements approved by the Committee, which set forth the terms and conditions of each award. Prior to their vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award and receive any dividends and distributions with respect to the common stock. Unless otherwise determined by the Committee, dividends on unvested restricted stock awards on a time-based vesting schedule will be distributed immediately. However, no dividends on unvested restricted stock awards subject to performance-based vesting conditions will be distributed unless and until the participant vests in the restricted stock award.
Restricted Stock Units. Restricted stock units are similar to restricted stock awards except that no shares of common stock are actually issued to the award recipient at the time of grant. Restricted stock units are denominated in shares of common stock. Restricted stock units granted under the 2021 Equity Incentive Plan will be settled in shares of our common stock or, in the sole discretion of the Committee determined at the time of settlement, in cash or a combination thereof, and are subject to vesting conditions and other restrictions set forth in the 2021 Equity Incentive Plan or the recipient’s award agreement. Participants have no voting rights with respect to any restricted stock units granted under the 2021 Equity Incentive Plan. No dividends will be paid on restricted stock units. In the sole discretion of the Committee, exercised at the time of grant, dividend equivalent rights may be paid on restricted stock units. Dividend equivalent rights will be paid when the restricted stock unit is settled or at the same time as the shares subject to such restricted stock unit are distributed to the participant.
Performance Awards. A performance award is a restricted stock award or restricted stock unit, the vesting of which is subject to the achievement of one or more performance conditions specified by the Committee and set forth in the 2021 Equity Incentive Plan.
Prohibition Against Repricing of Options. The 2021 Equity Incentive Plan provides that neither the Committee nor the Board of Directors is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option previously granted, except for adjustments pursuant to certain corporate transactions.

Limitation on Awards under the 2021 Equity Incentive Plan
The 2021 Equity Incentive Plan includes the following limitations:
a.the maximum grant date fair value of the equity awards that may be awarded to a non-employee director under the 2021 Equity Incentive Plan during any one fiscal year, taken together with any cash fees paid to such non-employee director for his or her service during such fiscal year, will be $200,000 in total value; and.
b.no more than a number of shares of Company’s common stock equal to the Share Limit determined as of the date on which the 2021 Equity Incentive Plan is approved by our stockholders may be issued in the aggregate as incentive stock options under the 2021 Equity Incentive Plan.
In the event of a corporate transaction involving the stock of the company, such as a recapitalization, stock dividend, extraordinary cash dividend or a stock split, the number of shares covered by awards then outstanding under the 2021 Equity Plan, the limitation on awards under the 2021 Equity Incentive Plan and/or the exercise price of outstanding stock options and other equitable substitutions or adjustments will be made proportionally and uniformly to reflect such corporate transaction, as applicable.

Performance Features
The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: book value or tangible book value per share, basic earnings per share; basic cash earnings per share; diluted earnings per share; diluted cash earnings per share; return on equity; net income or net income before taxes; cash earnings; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets; cash return on average assets; return on average stockholders’ equity; cash return on average stockholders’ equity; return on average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; core earnings; operating income; operating efficiency ratio; net interest rate margin or net interest rate spread; growth in assets, loans, or deposits; loan production volume; non-performing loans; cash flow; strategic business objectives consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or any combination of the foregoing.
Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries or business units of the Company or a subsidiary, may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Compensation Committee may provide for the exclusion of the effects of one or more items, including but not limited to: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction.

Vesting of Awards
The Committee shall specify the vesting schedule or conditions of each award.
Awards made under the 2021 Equity Plan are subject to a minimum vesting period of one year from the date of grant, provided, however, that the following awards would not be subject to the one year minimum vesting requirement: (1) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction; (2) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting; and (3) up to 5% of the available share reserve authorized for issuance under the 2021 Equity Incentive Plan.
Notwithstanding the foregoing, vesting (including the reduction or elimination of any restrictions) may be accelerated in the event of death, disability, or upon involuntary termination of employment or service following a change in control.

Change in Control
The 2021 Equity Incentive Plan uses a double trigger change in control feature, providing for an acceleration of vesting only upon an involuntary termination of employment or service simultaneous with or following a Change in Control. Also, if an acquiring corporation fails to assume awards granted under the 2021 Equity Incentive Plan (other than performance-based awards, addressed below), such awards will vest immediately upon the effective time of the Change in Control.
•Unless otherwise stated in an award agreement, at the time of an involuntary termination following a Change in Control, all stock options then held by the participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the stock option). All stock options may be exercised for a period of one year following the participant’s involuntary termination, provided, however, that no stock option shall be eligible for treatment as an incentive stock option in the event such stock option is exercised more than three months following involuntary termination.
•At the time of an involuntary termination following a Change in Control, all awards of restricted stock, restricted stock units and performance shares shall become earned and fully vested immediately.
•In the event of a change in control, any performance measure attached to a performance award under the 2021 Equity Incentive Plan shall be deemed satisfied at the greater of (i) the target level of performance on a pro-rata basis for time elapsed in the performance period and (ii) the actual level of performance.

Amendment and Termination
The Board of Directors may, as permitted by law, at any time, amend or terminate the 2021 Equity Incentive Plan or any award granted under the 2021 Equity Incentive Plan. However, except as provided in the 2021 Equity Incentive Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the provision of the 2021 Equity Incentive Plan related to repricing, materially increase the aggregate number of securities that may be issued under the 2021 Equity Incentive Plan (other than as provided in the 2021 Equity Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the 2021 Equity Incentive Plan, without approval of stockholders. Notwithstanding the foregoing, the Board may, without stockholder approval, amend the 2021 Equity Incentive Plan at any time, retroactively or otherwise, to ensure that the 2021 Equity Incentive Plan complies with current or future law and the Board of Directors may unilaterally amend the 2021 Equity Incentive Plan and any outstanding award, without participant consent, in order to maintain an exemption from, or to comply with, Section 409A of the Internal Revenue Code and its applicable regulations and guidance.

Duration of Plan
The 2021 Equity Incentive Plan will become effective upon approval by the stockholders at this meeting. The 2021 Equity Incentive Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the 2021 Equity Incentive Plan on or after the day immediately prior to the 10-year anniversary of the effective date of the 2021 Equity Incentive Plan. At any time, the Board of Directors may terminate the 2021 Equity Incentive Plan. However, any termination of the 2021 Equity Incentive Plan will not affect outstanding awards.

Federal Income Tax Considerations
The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the 2021 Equity Incentive Plan.
Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code). We will not be entitled to a tax deduction upon the exercise of an incentive stock option.
The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.
Provided a participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.
If the foregoing holding period requirements are not met, a participant will generally recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of: (i) the excess of the fair market value of the shares on the date of exercise over the exercise price; or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized at the time of disposition is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Any dividends paid to the holder during the restriction period will also be compensation income to the participant, and the Company will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award subject to such election in taxable income in the year of grant at the grant date fair market value.
Restricted Stock Units. A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant and will not be entitled to make an election under Section 83(b) of the Internal Revenue Code since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit vests, assuming the award of common stock or cash is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock or the amount of cash received. If the restricted stock unit is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the common stock or cash associated with the restricted stock unit is distributed. At the time the recipient recognizes taxable income on a restricted stock unit, the Company will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient.
Withholding of Taxes. We may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards to satisfy the minimum tax withholding requirements.
Change in Control. Any acceleration of the vesting or payment of awards under the 2021 Equity Incentive Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under Section 280G of the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company related to the awards.
Deduction Limits. Section 162(m) of the Internal Revenue Code generally limits the Company’s ability to deduct for tax purposes compensation in excess of $1.0 million per year for our Chief Executive Officer, Chief Financial Officer and three other most highly compensated officers (each, a “covered employee”), as well as any employee who has been designated as a covered employee for any fiscal year beginning after December 31, 2016. Compensation resulting from awards under the 2021 Equity Incentive Plan will be counted toward the $1.0 million limit.
Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2021 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2021 Equity Incentive Plan.

Accounting Treatment
Under U.S. generally accepted accounting principles, we are required to recognize compensation expense in our financial statements over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock awards, and restricted stock units).

Awards to be Granted
The Board of Directors approved the submission of the 2021 Equity Incentive Plan for approval by stockholders, and the Committee intends to meet after stockholder approval to determine the specific terms of the awards, including the allocation of awards to officers, employees and non-employee directors. At the present time, no specific determination has been made as to the grant or allocation of awards.

Required Vote and Recommendation of the Board
In order to approve the 2021 Equity Incentive Plan, the proposal must receive the affirmative vote of a majority of the votes cast at the meeting.
The Board of Directors unanimously recommends a vote “FOR” the approval of the 2021 Equity Incentive Plan.

Clawback Policy
Awards granted under the 2021 Equity Incentive Plan are subject to the Company’s clawback policy. The clawback policy would allow the Company to recover equity awards granted under the 2021 Equity Incentive Plan to any covered officer (which is the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and any other Company or Bank officer that is designated as a “named executive officer” under federal securities laws) during the three-year period preceding the date on which the Company is required to prepare an accounting restatement based on erroneous data, subject to the Committee’s determination that amount of awards granted to the covered officers would have been less had it been calculated based on such restated financial statements. Awards granted under the 2021 Equity Incentive Plan are also subject to clawback if the Company is required to prepare an accounting restatement due to material noncompliance of the Company, as a result of misconduct with any financial reporting requirement under the federal securities laws and the forfeiture provisions of the Sarbanes-Oxley Act of 2002 apply.

Equity Retention Policy
Unless the Committee provides otherwise, shares received under the 2021 Equity Incentive Plan must be held at least one year following the exercise date (with respect to stock options) or the vesting date (with respect to restricted stock and restricted stock units), provided, however, that such requirement will not apply to the disposition of stock to pay the exercise price of any stock option or to satisfy any tax obligations related to the award.

Item 3 — Ratification of the Appointment of the Independent Registered Public Accounting Firm
Baker Tilly US, LLP (“Baker Tilly”) served as the Company’s independent registered public accounting firm for the 2020 fiscal year. A representative of Baker Tilly is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he so desire.
The Audit Committee of the Board of Directors has appointed BKD, LLP ("BKD") to serve as the Company’s independent registered public accounting firm for the 2021 fiscal year, subject to ratification by stockholders. A representative of BKD is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he desire to do so.
If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast at the annual meeting, the Audit Committee may consider other independent registered public accounting firms.
The Board unanimously recommends that stockholders vote “FOR” the ratification of the appointment of BKD, LLP to serve as the Company’s independent registered public accounting firm for the 2021 fiscal year.

Audit Fees. The following table sets forth the total fees billed by Baker Tilly for services performed for the current and prior fiscal years.

	Fiscal 2020	Fiscal 2019
Audit Fees (1)	$272,330	$298,000
Audit-Related Fees (2)	12,000	12,300
Tax Fees (3)	30,286	30,610
All Other Fees	—	10,130
Total Fees	$314,616	$351,040
(1)Includes professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.
(2)Includes professional services rendered in connection with the audit of the Company’s employee benefit plan.
(3)Includes professional services rendered for the preparation of state and federal tax returns and tax consulting matters.
These services and related fees were communicated and approved in accordance with the Audit Committee’s policies and applicable SEC and PCAOB rules.

Change in Independent Registered Public Accountants. On January 29, 2021 (the “Notice Date”), the Company notified Baker Tilly of its dismissal as the Company's independent registered public accounting firm. The dismissal was effective on March 17, 2021 (the "Dismissal Date"), which was the date Baker Tilly completed its audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2020. The decision to dismiss Baker Tilly was approved by the Audit Committee of the Company’s Board of Directors. The dismissal was not related to any disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
The audit reports of Baker Tilly on the consolidated financial statements of the Company for each of the past two fiscal years ended December 31, 2020 and December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the Company's two most recent fiscal years ended December 31, 2020 and December 31, 2019 and the subsequent interim period from January 1, 2021 through the Dismissal Date: (i) there were no disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Baker Tilly's satisfaction, would have caused Baker Tilly to make reference to the subject matter of the disagreement in connection with its reports, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (the “SEC”) except that during the quarter ended March 31, 2019 Baker Tilly advised the Company that there was a material weakness in the design and operating effectiveness of the Company’s internal control over financial reporting relating to the Company’s loan classification segments impacting commercial and industrial loans, commercial real estate loans and residential real estate loans as disclosed in Part I, Item 4 (Controls and Procedures) of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019. This reportable event was not the subject of a disagreement between the Company and Baker Tilly.

On the Notice Date, the Company notified BKD that it had been selected to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021. The selection of BKD was approved by the Audit Committee of the Company’s Board of Directors.
During the Company’s two most recent fiscal years ended December 31, 2020 and December 31, 2019 and the subsequent interim period from January 1, 2021 through the Notice Date, neither the Company nor anyone on its behalf consulted with BKD regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that BKD concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in SEC Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in SEC Regulation S-K Item 304(a)(1)(v)).
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm. The Audit Committee has adopted a policy for approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm. The Audit Committee will consider annually and approve the provision of audit services by the independent registered public accounting firm and, if appropriate, approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements.
Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.
During the fiscal year ended December 31, 2020, all audit-related fees, tax fees, and all other fees set forth in the table above were approved by the Audit Committee.

Item 4 – Advisory (Non-Binding) Vote to Approve the Compensation of Named Executive Officers
The federal securities laws require the Company to hold a stockholder advisory (non-binding) vote on the compensation of its named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies through a vote on the following resolution:
“Resolved, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.”
Because the vote is advisory, it will not be binding upon the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
The Board unanimously recommends a vote “FOR” approval of the compensation of the Company’s named executive officers.

EXECUTIVE COMPENSATION
Summary Compensation Table. The following information is furnished for the principal executive officer of the Company or its subsidiaries and the two most highly-compensated executive officers (other than the principal executive officer) of the Company and its subsidiaries whose total compensation for the fiscal year ended December 31, 2020, exceeded $100,000. These individuals are sometimes referred to in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	All Other Compensation (3)	Total
John H. Montgomery President & Chief Executive Officer (2)	2020	$264,524	$28,000	$143,950	$31,200	$135,407	$603,081

Patrick G. O’Brien Former President & Chief Executive Officer (2)	2020	$7,757	$—	$—	$—	$458,058	$465,815
	2019	403,375	—	76,100	—	35,799	515,274
	2018	365,449	50,000	25,450	—	45,732	486,631

Barron P. McCune, Jr. Former President & Chief Executive Officer (2)	2020	$284,562	$70,000	$20,380	$—	$31,853	$406,795
	2019	—	—	—	—	—	—
	2018	248,689	20,000	—	—	135,879	404,568

Ralph Burchianti Senior Executive Vice President & Chief Credit Officer	2020	$280,600	$20,000	$40,760	$—	$49,321	$390,681
	2019	243,764	32,851	45,660	—	44,293	366,568
	2018	236,505	25,000	15,270	—	31,602	308,377

Richard B. Boyer Senior Vice President of Insurance Operations	2020	$394,336	$34,065	$20,380	$—	$59,621	$508,402
	2019	345,738	36,760	30,440	—	48,721	461,659
	2018	275,251	25,000	19,088	—	77,113	396,452
(1)These amounts represent the grant date fair value of the awards issued to the named executive officers under the 2015 Equity Incentive Plan, as determined in accordance with applicable accounting standards. Although the full grant date fair value of the stock option awards is reflected in the above table, the actual value of the stock options, if any, realized by the named executive officers will depend on the extent to which the market value of the Company common stock exceeds the exercise price of the stock option on the date of exercise. Accordingly, there is no assurance that the value realized by a named executive officer will be at or near the estimated value reflected in the above table.
(2)Barron P. McCune, Jr. succeeded Mr. O’Brien as President and Chief Executive Officer effective January 8, 2020. John H. Montgomery succeeded Barron P. McCune, Jr. as President and Chief Executive Officer effective August 31, 2020.
(3)The following table details the amounts reported in the “All Other Compensation” column for 2020. The table may exclude perquisites which did not exceed $10,000 in the aggregate for each named executive officer.

	Mr. Montgomery	Mr. O’Brien	Mr. McCune	Mr. Burchianti	Mr. Boyer
Separation pay	$—	$432,692	$—	$—	$—
Consulting services	—	23,452	—	—	—
Employer contributions to 401(k) plan	—	497	14,182	39,078	20,223
Employer insurance premiums	7,108	1,310	16,310	7,921	25,653
Moving expenses	125,000	—	—	—	—
Company car	738	—	—	—	8,227
Cell phone	161	—	858	—	2,378
Cash in lieu of dividends on restricted stock awards	2,400	—	—	1,901	1,536
Imputed income on split dollar life insurance	—	107	503	421	1,604
Total Other Compensation	$135,407	$458,058	$31,853	$49,321	$59,621
Employment Agreements. The Bank has entered into employment agreement with Messrs. Montgomery, McCune, Sommers, Burchianti and Boyer (referred to below as the “executives” or “executive”). Exchange Underwriters, Inc. is also a party to the employment agreement with Mr. Boyer.
Employment Agreement with Mr. Montgomery. The employment agreement with Mr. Montgomery was entered into on August 31, 2020 in connection with his appointment as President and Chief Executive Officer of the Bank. The employment agreement has an initial term ending on April 30, 2023. On each anniversary date (which is defined as May 1 of each calendar year), the employment agreement will extend for one year such that the remaining term will be for 36 months thereafter, provided that disinterested members of the Bank's Board of Directors conduct a comprehensive performance evaluation of the executive and affirmatively approve of the extension. Mr. Montgomery's employment agreement provides for an annual base salary of $420,000, an annual target bonus opportunity of 20% of base salary, an annual equity award opportunity with a target grant date fair value equal to 20% of base salary, and an initial grant of 5,000 restricted stock awards and 15,000 stock option awards (the “Initial Equity Awards”) that will vest ratably over a five-year period. In addition, Mr. Montgomery is entitled to participate in benefit plans that are made available by the Bank to management employees. Moreover, Mr. Montgomery is entitled to use of a company-purchased automobile and will be reimbursed for all operating expenses of the automobile.
In the event of Mr. Montgomery’s involuntary termination without “cause” or voluntary resignation for “good reason” (as such terms are defined in the Employment Agreement and hereinafter referred to as a “qualifying termination event”), he would be entitled to:
•a cash lump sum payment equal to the base salary that he would have earned during the then-remaining term of the Employment Agreement or 12 months, whichever is greater, and
•12 monthly COBRA premium reimbursement payments to extent such COBRA coverage is elected.
If the qualifying termination event occurs on or after a change in control of the Company or the Bank, Mr. Montgomery would instead be entitled:
•a cash lump sum payment equal to three times his highest rate of base salary for the calendar year of his date of termination or either of the prior three calendar years, and
•18 monthly COBRA premium reimbursement payments to the extent COBRA coverage is elected.
Prior to the expiration of the term, either the Bank or Mr. Montgomery may terminate Mr. Montgomery’s employment relationship for any reason (or no reason) by providing the other party with 30 days’ advance written notice. Upon such event, the Bank’s sole obligation under the employment agreement would be to pay any accrued but unearned compensation earned by Mr. Montgomery through the date of termination, provided, however that the Board may, at its sole discretion, pay Mr. Montgomery a bonus pursuant the Bank’s bonus programs for which Mr. Montgomery is a participant.
Employment Agreement and Executive Consulting Agreement with Mr. McCune. The employment agreement with Mr. McCune was entered into on January 8, 2020 in connection with his appointment as President and Chief Executive Officer of the Company and the Bank. Mr. McCune’s employment agreement has a one-year term and provides for an annual base salary of $402,000 and a signing bonus of $50,000. In addition, Mr. McCune is entitled to participate in the bonus programs and benefit plans that are made available by the Bank to management employees. Mr. McCune will be reimbursed for all reasonable business expenses incurred, including the reasonable cost of Mr. McCune and his spouse to travel between his principal place of employment with the Bank and his permanent residence in Wyoming as necessary and appropriate. Mr. McCune will also be entitled to use of a company-purchased automobile and will be reimbursed for all operating expenses of the automobile. Prior to the expiration of the term, either the Bank or Mr. McCune may terminate Mr. McCune’s employment relationship for any reason (or no reason) by providing the other party with 30 days’ advance written notice. Upon such event, the Bank’s sole obligation under the employment agreement would be to pay any accrued but unearned compensation earned by Mr. McCune through the date of termination, provided, however that the Board may, at its sole discretion, pay Mr. McCune a bonus pursuant the Bank’s bonus programs for which Mr. McCune is a participant. Concurrent with the appointment of Mr. Montgomery as President and Chief Executive Officer of the Company and the Bank on August 31, 2020, Mr. McCune resigned as President and Chief Executive Officer of the Company and the Bank and became an Executive Consultant to the Company and the Bank through March 31, 2021.
In connection with Mr. McCune’s appointment as an Executive Consultant, the Company, the Bank and Mr. McCune entered into an Executive Consultant Agreement, dated August 31, 2020 (the “Consultant Agreement”). The Consultant Agreement will expire on March 31, 2021, unless terminated earlier in accordance with its terms. In consideration of Mr. McCune’s services in assisting with the transition, he will be paid a monthly base salary of $6,000 until December 31, 2020. Thereafter, his monthly base salary would be reduced to $3,000, which would be payable until March 31, 2021. Mr. McCune will also be designated as a Director Emeritus of the Bank.
Employment Agreements with Messrs. Sommers, Burchianti and Boyer. The employment agreements for Messrs. Sommers, Burchianti and Boyer have a term that begins October 31, 2014 and continues 36 months after May 1, 2015. On each anniversary date (which is defined as May 1 of each calendar year), each employment agreement will extend for one year such that the remaining term will be for 36 months thereafter, provided that disinterested members of the Bank’s Board of Directors conduct a comprehensive performance evaluation of the executive and affirmatively approve the extension.
Each employment agreement provides for an annual base salary rate of $50,000, $280,600 and $261,921 for Messrs. Sommers, Burchianti and Boyer, respectively. In addition to base salary, each executive (except Mr. Boyer) is entitled to participate in bonus programs and benefit plans that are made available by the Bank to management employees. In lieu of participating in the Bank’s bonus programs, Mr. Boyer is entitled to receive: (i) 25% of all first year commissions generated by any salesperson of Exchange Underwriters, Inc. (including himself) from the sales of new insurance policies, which the commissions earned will be paid on a monthly basis; and (ii) an annual bonus equal to 20% of the year-over-year growth in Exchange Underwriters, Inc.’s annual audited net income, excluding any net income effect from the completion of any agency acquisition.
Each executive will be reimbursed for all reasonable business expenses incurred. Moreover, Messrs. Sommers and Boyer are entitled to use of a company-purchased automobile and will be reimbursed for all operating expenses of the automobile.
In the event of the executive's involuntary termination of employment for reasons other than cause, disability or death, or if the executive resigns during the term of the employment agreement for “good reason,” The Bank will provide the executive with the following severance benefits:
•continued base salary payments (at the rate in effect as of the date of determination) for the greater of 12 months or the remaining term of the employment agreement, payable in accordance with regular payroll practices; and
•continued life insurance and non-taxable medical and dental coverage, which will end upon the earlier of the completion of the remaining term of the employment agreement or the date on which the executive receives substantially similar benefits from another employer.
For purposes of the employment agreements, “good reason” is defined as: (i) a material reduction in the executive’s base salary or benefits (other than a reduction that is part of a good faith, overall reduction applicable to all employees); (ii) a material reduction in the executive’s authorities, duties or responsibilities; or (iii) a material breach of the employment agreement by the Bank.
Upon the occurrence of the executive’s termination for any reason (other than for cause) on or after the effective time of a change in control of the Company or the Bank, then in lieu of the severance benefits immediately above, the Bank or any successor will provide the executive with the following severance benefits:
•a benefit equal to three times the executive’s highest annual rate of base salary earned during the calendar year of the executive’s date of termination or either of the three calendar years immediately preceding the date of termination, payable in equal installments according to regular payroll practices; and
•continued life insurance and non-taxable medical and dental coverage until the earlier of: (i) three years after the executive’s date of termination; or (ii) the date on which the executive receives substantially similar benefits from another employer.
Upon any termination of employment (except following a change in control), each executive is required to adhere to non-competition and non-solicitation covenants for one year.
Separation and Release Agreement with Mr. O’Brien. In connection with Mr. O’Brien’s resignation as President and Chief Executive Officer, the Company, the Bank and Mr. O’Brien entered into a Separation and Release Agreement dated January 8, 2020. Pursuant to the Separation and Release Agreement, the Bank will pay Mr. O’Brien: (1) a gross amount of $450,000, payable in 26 equal bi-weekly installments; and (2) to the extent that Mr. O’Brien elects to continue to participate in the Bank’s group health insurance plan, 12 equal monthly installment payments equal to the monthly COBRA premium in effect for the level of coverage in effect for Mr. O’Brien under the Bank’s group health plan. The parties agreed that Mr. O’Brien would provide consulting services until January 31, 2020, during which he was compensated $1,019.65 per day. The Separation and Release Agreement requires that Mr. O’Brien adhere to non-competition and non-solicitation covenants for one year following his date of resignation.
Non-Equity Bonus Program. The Bank maintains a bonus program designed to align the interests of employees of the Bank with the overall performance of CB Financial and the Bank. Employees selected by the Board of Directors are eligible to participate in the bonus program. Each employee’s bonus amount is designated as a percentage of base salary and is determined based on the satisfaction of objective performance targets related to net income, loan growth, and efficiency ratio, and, in certain cases, subjective performance targets related to stockholder value and brand enhancement. Each factor of the bonus calculation is weighted with net income accounting for 50%, loan growth and efficiency ratio accounting for 20% each, and stockholder value and brand enhancement accounting for 5% each.
Split Dollar Agreements. The Bank has entered into split dollar life insurance agreements with each Messrs. Montgomery, Sommers, McCune and Burchianti. Under each agreement, the executive’s designated beneficiary will be entitled to share in the proceeds under a life insurance policy owned by the Bank on the life of the executive. The death benefit payable to Mr. Montgomery is $500,000 less the value of Mr. Montgomery’s 5,000 shares of restricted stock and 15,000 stock options awarded under the 2015 Equity Incentive Plan on August 31, 2020 determined as of the date of death, provided, however, that the death proceeds will not exceed the “net death proceeds.” The “net death proceeds” is defined as the total death proceeds of the Policy minus the greater of: (i) the cash surrender value or (ii) the aggregate premiums paid by the Bank related to the Policy. The death benefit payable to Messrs. Sommers, McCune and Burchianti is $200,000, provided, however that the death benefit must not exceed the executive’s net-at-risk portion of the proceeds (which is the difference between the cash surrender value of the policy and the total proceeds payable under the policy upon the death of the insured). For Messrs. Sommers, McCune and Burchianti, if the executive’s termination occurs subsequent to a change in control of the Bank, the executive will be 100% vested in his death benefit. The Bank is the sole beneficiary of any death proceeds remaining after the executive’s death benefit has been paid to his designated beneficiary.
The Bank also has assumed the split dollar life insurance agreement between First Federal Savings Bank and Mr. Boyer in connection with the Company’s merger with FedFirst. This agreement provides Mr. Boyer with a cash payment if he dies while in service with the Bank. Under the terms of the agreement, the Bank is the owner of and pays all the premiums on the life insurance policy under which Mr. Boyer is insured. Under the agreement, upon Mr. Boyer’s death his designated beneficiary is entitled to $1,000,000 if he dies before age 65 and $500,000 if he dies after age 65. The Bank is entitled to any remaining insurance proceeds. If Mr. Boyer terminates his employment before attaining his normal retirement age, his division of the insurance proceeds will be prorated based on his years of service with the Bank.
401(k) Plan. The Bank maintains the 401(k) Profit Sharing Plan, a tax-qualified defined contribution retirement plan (the “401(k) Plan”), for all employees who have satisfied the 401(k) Plan’s eligibility requirements. Each eligible employee can begin participating in the 401(k) Plan on the first day of the calendar quarter following the attainment of age 18 and completion of six months of service.
A participant may contribute up to 100% of his or her compensation to the 401(k) Plan on a pre-tax or post-tax (referred to as a “Roth” contribution) basis, subject to the limitations imposed by the Internal Revenue Code. For 2020, the salary deferral contribution limit was $19,500 provided, however, that a participant over age 50 may contribute an additional $6,500 to the 401(k) Plan. Each plan year, the Bank makes a matching contribution, based on each participant’s salary deferral contribution. The matching contribution formula is currently a 25% match of employee 401(k) Plan deferrals (if any) up to the first 4% of compensation deferred. In addition to salary deferral contributions, the 401(k) Plan provides that the Bank will make a safe harbor employer contribution to each eligible participant’s account equal to 3% of the participant’s compensation earned during the plan year (referred to as a “safe harbor contribution”). A participant is always 100% vested in his or her salary deferral and safe harbor contributions.
In addition, for the 2020 plan year, the Bank made a discretionary profit sharing contribution to each participant’s account in accordance with the following schedule:

For all employees who were participants in the Community Bank Pension Plan as of December 31, 2007.
Age 66 or older	1% of compensation
Age 51-65	9% of compensation
Age 45-50	7% of compensation
Age 40-44	5% of compensation
Age 35-39	3% of compensation
Age 34 and under	1% of compensation
All employees who were not participants in the Community Bank Pension Plan as of December 31, 2007 and all employees hired on or after January 1, 2007	1% of compensation
Each participant vests in his or her profit sharing contribution at a rate 20% per year such that the participant will become 100% vested upon the completion of five years of credited service. However, a participant will immediately become 100% vested in any profit sharing contributions upon the participant’s death, disability or attainment of age 65 while employed with the Bank.
Generally, a participant (or participant’s beneficiary upon death) may receive a distribution from his or her vested account at retirement, age 59½ (while employed with the Bank), death, disability or termination of employment, which is payable in a lump sum. Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account balance among a variety of investment options available under the plan.
2015 Equity Incentive Plan. At the 2015 annual meeting, the Company’s stockholders approved the 2015 Equity Incentive Plan to provide officers, employees and directors of the Company and the Bank with additional incentives to promote the growth and performance of the Company. Subject to permitted adjustments for certain corporate transactions, the 2015 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 407,146 shares of Company common stock pursuant to grants of incentive and non-statutory stock options, restricted stock awards and restricted stock units. Of this amount, the maximum number of shares of Company common stock that may be issued under the plan pursuant to the exercise of stock options is 271,431 shares, and the maximum number of shares of Company common stock that may be issued as restricted stock awards or restricted stock units is 135,715 shares (the “Restricted Stock Threshold Amount”). The Compensation Committee may issue restricted stock awards or restricted stock units that exceed the Restricted Stock Threshold Amount, provided that the number of shares of Company common stock that are reserved for issuance under the 2015 Equity Incentive Plan as stock options will be reduced by three shares of common stock for each restricted stock award or restricted stock unit that is issued in excess of the Restricted Stock Threshold Amount.
Employees and directors of the Company and its subsidiaries are eligible to receive awards under the 2015 Equity Incentive Plan, except non-employee directors may not be granted incentive stock options. The 2015 Equity Incentive Plan will be administered by the members of the Compensation Committee. The Compensation Committee may grant any of these types of awards subject to performance-based vesting conditions. Such awards shall be referred to herein as “performance awards.” As of December 31, 2020, 19,723 stock options and 22,144 shares of restricted stock remain available for award from the 2015 Equity Incentive Plan.
The Compensation Committee shall specify the vesting schedule or conditions of each award. Unless the Compensation Committee specifies a different vesting schedule at the time of grant, awards under the 2015 Equity Incentive Plan, other than performance awards, shall be granted with a vesting rate not exceeding 20% per year, with the first installment vesting no earlier than one year after the date of grant of the award. If the vesting of an award under the 2015 Equity Incentive Plan is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Compensation Committee and evidenced in an award agreement. Notwithstanding anything to the contrary in the 2015 Equity Incentive Plan, except with respect to the deemed satisfaction of any performance conditions on a change in control, no award granted under the 2015 Equity Incentive Plan will vest in less than one year from the date of grant, unless due to death, disability or involuntary termination following a change in control. Vesting may be accelerated upon death, disability, or involuntary termination of employment or service following a change in control, or at the discretion of the Compensation Committee at any time after the first anniversary of the date of grant of an award.
Outstanding Equity Awards. The following table sets forth information with respect to outstanding equity awards as of December 31, 2020, for the named executive officers. All equity awards reflected in this table were granted pursuant to the 2015 Equity Incentive Plan.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested		Market Value of Shares of Restricted Stock That Have Not Vested (8)
John H. Montgomery	—	15,000	(4)	$18.60	8/31/30	5,000	(4)	$100,050
						2,500	(7)	50,025

Ralph Burchianti	10,000	—	(1)	22.25	12/16/25	360	(5)	7,204
	2,248	562	(2)	26.45	12/16/26	1,200	(6)	24,012
	1,968	1,312	(3)	30.75	12/15/27	2,000	(7)	40,020

Richard B. Boyer	4,500	—	(1)	22.25	12/16/25	450	(5)	9,005
	1,266	422	(2)	26.45	12/16/26	800	(6)	16,008
	1,014	676	(3)	30.75	12/15/27	1,000	(7)	20,010

Barron P. McCune, Jr.	15,000	—		22.25	12/16/25	1,000	(7)	20,010
	3,368	842		26.45	12/16/26

Patrick G. O'Brien	—	—		—	—	—		—
(1)Options vest in five equal installments, commencing on December 16, 2016.
(2)Options vest in five equal installments, commencing on December 16, 2017.
(3)Options vest in five equal installments, commencing on December 15, 2018.
(4)Options and restricted stock awards vest in five equal installments, commencing on August 31, 2021.
(5)Restricted stock awards vest in five equal installments, commencing on December 14, 2019.
(6)Restricted stock awards vest in five equal installments, commencing on December 14, 2020.
(7)Restricted stock awards vest in five equal installments, commencing on December 14, 2021.
(8)Based on the $20.01 closing price of the Company’s common stock on December 31, 2020.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on its review of the copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in the Company’s common stock during the fiscal year ended December 31, 2020.

Transactions with Related Persons
Loans and Extensions of Credit. Federal law generally prohibits the Company from making loans to its executive officers and directors. However, there is a specific exemption from such prohibition for loans made by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal banking regulations generally require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. However, federal regulations allow financial institutions, such as the Bank, to make loans to executive officers and directors at reduced interest rates if the loans are made under a benefit program that is generally available to all other employees and that does not give preference to any executive officer or director over any other employee.
In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of the Bank’s capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Bank’s Board of Directors.
The outstanding balance of loans extended by the Bank to its executive officers and directors and related parties was $10.9 million at December 31, 2020. Such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features when made.
Other Transactions. Since January 1, 2020, there have been no transactions and there are no currently proposed transactions in which the Company or the Bank were or are to be a participant and the amount involved exceeds $120,000, and in which any of the Company’s executive officers and directors had or will have a direct or indirect material interest.

SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS
The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 10, 2021. If next year’s annual meeting is held on a date that is more than 40 calendar days from May 19, 2022, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.
The Company’s Articles of Incorporation provide that, in order for a stockholder to make nominations for the election of directors and/or proposals for business to be brought before the annual meeting, a stockholder must deliver written notice of such nominations and/or proposal to the Company’s Secretary not less than 60 days before the anniversary date of the immediately preceding annual meeting. A copy of the Articles of Incorporation may be obtained from the Company.

STOCKHOLDER COMMUNICATIONS
The Company encourages stockholder communications to the Board and/or individual directors. All communications from stockholders should be addressed to CB Financial Services, Inc., 100 North Market Street, Carmichaels, Pennsylvania 15320. Communications to the Board should be sent to the attention of Elizabeth A. Calvario, Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Stockholders who wish to communicate with a committee of the Board should send their communications to the attention of the Chairman of the particular committee. It is in the discretion of the Nominating/Corporate Governance Committee as to whether a communication sent to the full Board should be brought before the full Board.

MISCELLANEOUS
The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. They will not receive additional compensation for these solicitation activities. In addition, the Company has engaged Laurel Hill Advisory Group, LLC, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $5,500 plus reimbursement of expenses.
The Company’s Annual Report on Form 10-K accompanies this proxy statement. Any stockholder who has not received a copy of the Annual Report on Form 10-K may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.
If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.
Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope, or by voting via the Internet or by telephone.

By Order of the Board of Directors,

Elizabeth A. Calvario
Corporate Secretary

Carmichaels, Pennsylvania
April 9, 2021

Appendix A

CB FINANCIAL SERVICES, INC.

2021 EQUITY INCENTIVE PLAN

ARTICLE 1 - GENERAL
Section 1.1    Purpose, Effective Date and Term.  The purpose of this CB Financial Services, Inc. 2021 Equity Incentive Plan (as amended from time to time, the “Plan”) is to promote the long-term financial success of CB Financial Services, Inc. (the “Company”), and its Subsidiaries, including Community Bank (the “Bank”) by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders through the ownership of Company common stock. The “Effective Date” of the Plan is May 19, 2021, which is the expected date of the approval of the Plan by the Company’s stockholders.  The Plan shall remain in effect as long as any awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date. Upon stockholder approval of this Plan, no further awards shall be granted under the Prior Plan, and the Prior Plan shall remain in existence solely for the purpose of administering outstanding grants thereunder.
Section 1.2    Administration.  The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.
Section 1.3    Participation.  Each Employee or Director of, or service provider to, the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan.  The grant of Awards under the Plan shall be limited to Employees and Directors of, and service providers to, the Company or any Subsidiary.
Section 1.4    Definitions.  Capitalized terms used in the Plan are defined in Article 8 and elsewhere in the Plan.

ARTICLE 2 - AWARDS
Section 2.1    General.  Any Award under the Plan may be granted singularly, or in combination with another Award (or Awards).  Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement.  Every Award under the Plan shall require a written Award Agreement. Subject to the provisions of Section 2.6, an Award may be granted as an alternative to or replacement (subject to Section 2.7) of an existing award under the Plan or any other plan of the Company or any Subsidiary (provided, however, that no reload Awards shall be granted hereunder) or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:
(a)    Stock Options.  A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO, provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date or the date the Plan is approved by the Board, whichever is earlier; or (ii)  to a non-employee.  Unless otherwise specifically provided by its terms, any Stock Option granted under the Plan shall be a Non-Qualified Option. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).
(b)    Restricted Stock Awards.  A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions.
(c)    Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock; provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Company’s Stock multiplied by the number of Restricted Stock Units being settled.
(d)    Performance Awards. A Performance Award means an Award under Sections 2.2, 2.3 or 2.4 that vests upon the achievement of one or more specified performance measures, as further set forth in Article 8.
Section 2.2    Stock Options.
(a)    Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options covered by the Award; (ii) specify the date of grant of the Stock Option; (iii) specify the vesting period or conditions to vesting; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe. Stock Options may be granted as a Performance Award.
(b)    Terms and Conditions. A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.  In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to an ISO granted to an Employee who is a 10% Stockholder).  The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; further, provided, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of or service provider to an acquired entity.  The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.
(c)    Dividends. No dividends or Dividend Equivalent Rights shall be paid with respect to any Stock Options.
Section 2.3.    Restricted Stock Awards.
(a)    Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement, that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe. Restricted Stock Awards may be granted as Performance Awards. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that, at the discretion of the Committee, shall be either: (x) registered in the name of the Participant and held or on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:
The Stock evidenced hereby is subject to the terms of an Award Agreement between CB Financial Services, Inc. and [Name of Participant] dated [Date], made pursuant to the terms of the CB Financial Services, Inc. 2021 Equity Incentive Plan, as amended from time to time, copies of which are on file at the executive offices of CB Financial Services, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement.
or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock that is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b)    Terms and Conditions.    Each Restricted Stock Award shall be subject to the following terms and conditions:
(i)    Dividends. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award shall be immediately distributed to the Participants. Notwithstanding the foregoing, unless the Committee determines otherwise, no dividends shall be distributed with respect to any Restricted Stock Awards subject to performance-based vesting conditions unless and until the Participant vests in such Restricted Stock Award. Based on the foregoing, if the distribution of cash dividends declared with respect to shares of Stock subject to the Restricted Stock Awards are delayed, the cash dividends declared will be deferred and distributed to the Participants within two and one-half months following the date on which the Restricted Stock Award vests. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived.
(ii)    Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to the unvested, non-forfeited Restricted Stock Award and such voting rights shall be exercised by the Participant in his or her discretion.
(iii)    Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Restricted Stock shall not be tendered.
Section 2.4    Restricted Stock Units.
(a)    Grant of Restricted Stock Unit Awards.  Each Restricted Stock Unit shall be evidenced by an Award Agreement which shall: (i) specify the number of Restricted Stock Units covered by the Award; (ii) specify the date of grant of the Restricted Stock Units; (iii) specify the vesting period or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company as the Committee may, in its discretion, prescribe. Restricted Stock Unit Awards shall be paid in shares of Stock, or in the sole discretion of the Committee determined at the time of settlement, in cash or a combination of cash and shares of Stock.
(b)    Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:
(i)    Type of Award.  A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. Each Restricted Stock Unit shall be evidenced by an Award Agreement that shall specify the Restriction Period (defined below), the number of Restricted Stock Units granted, and such other provisions, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee shall determine. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures, restrictions under applicable laws or under the requirements of any Exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.
Restricted Stock Units may be granted as Performance Awards.
(ii)    Non-Transferable. Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit for which such Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.
(iii)    Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
(iv)    Dividends. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award shall be immediately distributed to the Participants. Notwithstanding the foregoing, unless the Committee determines otherwise, no dividends shall be distributed with respect to any Restricted Stock Awards subject to performance-based vesting conditions unless and until the Participant vests in such Restricted Stock Award. Based on the foregoing, if the distribution of cash dividends declared with respect to shares of Stock subject to the Restricted Stock Awards are delayed, the cash dividends declared will be deferred and distributed to the Participants within two and one-half months following the date on which the Restricted Stock Award vests. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived.
Section 2.5    Vesting of Awards. The Committee shall specify the vesting schedule or conditions of each Award. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3.2 (subject to adjustment under Section 3.4); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award or acceleration in the event of death, Disability or a Change in Control in the terms of the Award Agreement or otherwise.
Section 2.6    Deferred Compensation. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A. Unless otherwise provided in a valid election form intended to comply with Code Section 409A, all Awards that are considered Deferred Compensation hereunder shall settle and be paid in no event later than 2 ½ months following the end of the calendar year with respect to which the Award’s substantial risk of forfeiture lapsed.
Section 2.7    Prohibition Against Option Repricing.  Except for adjustments pursuant to Section 3.4 or in connection with a Change in Control, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value or in exchange for Stock Options or other Awards) or replacement grants, or other means.
Section 2.8.    Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement, the following provisions shall apply to each Award granted under this Plan:
(a)    Upon the Participant’s Termination of Service for any reason other than due to Disability, death or Termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and may be exercised only for a period of three (3) months following termination, and any Restricted Stock or Restricted Stock Units that have not vested as of the date of Termination of Service shall expire and be forfeited.
(b)    In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised and all Restricted Stock Awards, and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.
(c)    Upon Termination of Service for reason of Disability or death, all Stock Options shall be exercisable as to all shares subject to an outstanding Award whether or not then exercisable, and all Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service. Stock Options may be exercised for a period of one year following Termination of Service due to death or Disability, or the remaining unexpired term of the Stock Option, if less, provided, however, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months after Termination of Service. In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one year following Termination of Service, provided that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement and any Stock Option, Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.
(d)    Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.
(e)    Notwithstanding the provisions of this Section 2.8, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards is as set forth in Article 4.

ARTICLE 3 - SHARES SUBJECT TO PLAN
Section 3.1    Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.
Section 3.2    Share Limitations.
(a)    Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be issued to Participants and their beneficiaries under the Plan shall be equal to 500,000 shares of Stock (the “Share Limit”). Subject to Section 3.2(b), shares of Stock may be issued under the Plan up to such Share Limit; provided, however, that no more than a number of shares of Stock equal to the Share Limit may be delivered pursuant to the exercise of Stock Options that are granted as ISOs. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.
(b)    Computation of Shares Available. For purposes of this Section 3.2 the number of shares of Stock available for the grant of Awards shall be reduced by the number of shares of Stock previously granted under the Plan, subject to the following:
(i)    shares of Stock issued pursuant to Restricted Stock Awards or Restricted Stock Units shall count against the Share Limit as two and one-half (2.5) shares of Stock for each one (1) share of Stock issued in connection with the Award;
(ii)    shares of Stock issued pursuant to the exercise of Stock Options shall count against the Share Limit as one share of Stock for every one share of Stock to which such exercise relates;
(iii)    to the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the remaining Share Limit; and
(iv)    to the extent (A) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; (B) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder; or (C) shares are withheld to satisfy the exercise price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of shares of Stock issued rather than by the net number of shares of Stock issued.
Section 3.3    Limitations on Grants to Directors.
(a)    The maximum number of shares of Stock that may be covered by Awards granted to any non-employee Director during a single fiscal year shall be limited so that the value of the Awards, taken together with any cash fees paid to such Non-Employee Director, in respect of his or her service during such year (including services as a member or chair of any committees of the Board) do not exceed $200,000 in total value (calculating the value of any such Awards based on the grant date fair value for financial reporting purposes).
(b)    The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.

Section 3.4    Corporate Transactions.
(a)    General. If the shares of Stock are changed into or exchanged for a different number of kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, spinoff, combination of shares, exchange of shares, extraordinary cash dividend, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kind of shares subject to the Share Limit and the number, kind and purchase price per share (if applicable) of shares subject to outstanding Awards shall be adjusted proportionately and accordingly by the Committee, so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Stock Options shall not change the aggregate purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the purchase price per share. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, outstanding Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.
(b)    Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise set forth in the agreement relating to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which are outstanding immediately prior to such merger, consolidation or other business combination shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger. The Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash (or acquirer stock) payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled; provided, further, that in the event the Exercise Price of outstanding Stock Options exceed the value to be exchanged for an outstanding share of Stock (an “Underwater Stock Option”) in such merger, consolidation or other business reorganization, the Committee may, in its discretion, cancel and terminate such Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder.
Section 3.5    Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:
(a)    Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.
(b)    Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be made on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 - CHANGE IN CONTROL
Section 4.1    Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares and cancellation of Stock Options in exchange for a cash or stock payment of the in-the-money value) and except as otherwise provided in the applicable Award Agreement:
(a)    At the time of an Involuntary Termination at or following a Change in Control, all Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following the Participant’s Involuntary Termination, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following Involuntary Termination following a Change in Control.

(b)    Upon an Involuntary Termination following a Change in Control, all Awards of Restricted Stock Awards and Restricted Stock Units that are not Performance Awards shall be fully earned and vested immediately.
(c)    Upon an Involuntary Termination following a Change in Control, all Performance Awards shall vest at the higher of the actual level of the performance measures that have been achieved, or pro-rata assuming the performance measures have been achieved at “target.”
(d)    Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control in which the Company is not the surviving entity, any Awards granted under the Plan which are outstanding immediately prior to such Change in Control shall become fully vested in the event the successor entity does not assume the Awards granted under the Plan and Performance Awards shall vest at the rate specified in Section 4.1(c) of the Plan.
Section 4.2    Definition of Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:
(a)    Merger: The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation; (b)  the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Company of any transaction which would result in such an acquisition;
(b)    Acquisition of Significant Share Ownership: A person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or the Bank’s Voting Securities; provided, however, this clause (b) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding Voting Securities; a complete liquidation or dissolution of the Company or the Bank, or approval by the stockholders of the Company of a plan for such liquidation or dissolution;
(c)    Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company’s or the Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the Bank’s Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period or who is appointed as a director as a result of a directive, supervisory agreement or order issued by the primary federal regulator of the Company or the Bank or by the Federal Deposit Insurance Corporation shall be deemed to have also been a director at the beginning of such period; or
(d)    Sale of Assets: The Company and the Bank sells to a third party all or substantially all of its assets.
Notwithstanding the foregoing, in the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 - COMMITTEE
Section 5.1    Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board (or if necessary to maintain compliance with the applicable listing standards, those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, or has listed or seeks to list its securities, may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.
Section 5.2    Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a)    The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees, Directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features, (including automatic exercise in accordance with Section 7.18) performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards, to cancel or suspend Awards (subject to the restrictions imposed by Article 6) and to reduce, eliminate or accelerate any restrictions applicable to an Award at any time after the grant of the Award, or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A. Notwithstanding the foregoing, the Committee will not have the authority or discretion to accelerate the vesting requirements applicable to an Award to avoid the one-year minimum vesting requirement pursuant to Section 2.5 except in the event of a Change in Control as provided under Section 4.1 of the Plan and in the event of termination due to death or Disability.
(b)    The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(c)    The Committee will have the authority to define terms not otherwise defined herein.
(d)    Any interpretation of the Plan by the Committee and any decision made by it under the Plan are final and binding on all persons.
(e)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and bylaws of the Company and applicable state corporate law.
(f)    The Committee will have the authority to (i) suspend a Participant’s right to exercise a stock option during a blackout period (or similar restricted period) that is necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC (the “Blackout Period”), and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that such extension does not violate Section 409A of the Code, the incentive stock option requirements or applicable laws and regulations.
Section 5.3    Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including (a) delegating to a committee of one or more members of the Board who are not “Disinterested Board Members,” the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities Exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan.  The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.
Section 5.4    Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
Section 5.5    Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1    General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may, at any time, amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities that may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.
Section 6.2    Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.6 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS
Section 7.1    No Implied Rights.
(a)    No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
(b)    No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
(c)    No Rights as a Stockholder. Except as otherwise provided in the Plan or in an Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.
Section 7.2    Transferability.  Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.
Restricted Stock Awards shall not be transferable prior to the time that such Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s beneficiary.

Section 7.3    Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.
Section 7.4    Non-Exclusivity.  Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units or Stock Options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
Section 7.5    Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may, but need not require, that the Participant sign a copy of the Award Agreement. In the absence of a specific provision in the Award Agreement, the terms of the Plan shall control.
Section 7.6    Form and Time of Elections; Notification Under Code Section 83(b).  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).
Section 7.7    Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.
Section 7.8    Tax Withholding.  Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee or specified in an Award Agreement and no adverse accounting consequences are triggered under FASB ASC Topic 718 or its successor and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity, a Participant shall have the ability to direct the Company to satisfy up to his or her highest marginal tax rate of required federal, state and local tax withholding by, (i) with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total maximum amount of tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards and Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the maximum amount of tax withholding. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under FASB ASC Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award up to the Participant’s highest marginal tax rate.
Section 7.9    Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its Board of Directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.
Section 7.10    Successors.  All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11    Indemnification.  To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company shall be indemnified and held harmless by the Company (i) against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan; and (ii) against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.
Section 7.12    No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.
Section 7.13    Governing Law.  The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the Commonwealth of Pennsylvania, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
Section 7.14    Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).
Section 7.15    Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.
Section 7.16    Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan, or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:
(a)    in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;
(b)    in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or
(c)    in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt;
provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Operating Officer and to the Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.

Section 7.17    Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.
Section 7.18    Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 5.2(a) above, any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the exercise price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the exercise price and any applicable minimum tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the exercise price and any applicable minimum tax withholding.
Section 7.19    Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.
Section 7.20    Awards Subject to Clawback.
(a)    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and the automatic forfeiture provisions under Section 304 of the Sarbanes-Oxley Act of 2002 apply as a result, any Participant who was an executive officer of the Company at the time of grant or at the time of restatement shall be subject to “clawback” as if such person was subject to Section 304 of the Sarbanes-Oxley Act of 2002.
(b)    Awards granted hereunder are subject to any Clawback Policy that may be adopted by the Company from time to time, whether pursuant to the provisions of Section 954 of the Dodd-Frank Act, implementing regulations thereunder, or otherwise.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION
Section 8.1    In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:
(a)    “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.
(b)    “Award” means any Stock Option, Restricted Stock, Restricted Stock Unit, or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.
(c)    “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an award under the Plan. Such document is referred to as an agreement regardless of whether Participant signature is required.
(d)    “Board” means the Board of Directors of the Company.
(e)    If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means (i) the conviction of the Participant of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Participant of a criminal or other act that, in the judgment of the Board will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the Participant of an act of fraud in the performance of his duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the Participant to perform his duties to the Company or any Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant’s Service with the Company.
(f)    “Change in Control” has the meaning ascribed to it in Section 4.2.

(g)    “Code” means the Internal Revenue Code of 1986, as amended, and  any rules, regulations and guidance promulgated thereunder, as modified from time to time.
(h)    “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.
(i)    “Committee” means the Committee acting under Article 5.
(j)    [Intentionally blank]
(k)    “Director” means a member of the Board of Directors of the Company or a Subsidiary.
(l)    “Disability.” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.
(m)    “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary, (b) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, for services rendered as a consultant or in any capacity other than as a Director, except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto, (c) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (d) is an “independent director” under the rules under the New York Stock Exchange or other securities exchange or inter-dealer quotation system on which the Stock is listed or quoted. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of a “Non-Employee Directors” under Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.
(n)    “Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or stock, as applicable, equal to the amount of dividends paid on a share of the Company’s Stock, as specified in the Award Agreement.
(o)    “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.
(p)    “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.
(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(r)    “Exercise Price” means the price established with respect to an option pursuant to Section 2.2.
(s)    “Fair Market Value” on any date, unless otherwise determined by the Committee, means (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.
(t)    A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:
    (i)    a material diminution in Participant’s base salary or base compensation;

    (ii)    a material diminution in Participant’s authority, duties or responsibilities;
    (iii)    a change in the geographic location at which Participant must perform his or her duties that is more than twenty-five (25) miles from the location of Participant’s principal workplace on the date of the Change in Control and such relocation results in a material increase in Participant’s normal commuting time; or
    (iv)    in the event a Participant is a party to an employment or change in control agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.
(u)    “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.
(v)    “Involuntary Termination” means the Termination of Service by the Company or Subsidiary other than a termination for Cause, or termination of employment by an Employee Participant for Good Reason.
(w)    “ISO” has the meaning ascribed to it in Section 2.1(a).
(x)    “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.
(y)    “Participant” means any individual who has received, and currently holds, an outstanding award under the Plan.
(z)    “Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified performance measures, as determined by the Committee. Regardless of whether an Award is subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of a Performance Award (including without limitation any applicable performance measures) need not be the same with respect to each recipient. A Performance Award shall vest, or as to Restricted Stock Units be settled, after the Committee has determined that the performance goals have been satisfied.
Performance measures can include, but are not limited to: book value or tangible book value per share; basic earnings per share (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); basic cash earnings per share; diluted earnings per share; return on equity; return on average tangible equity; net income or net income before taxes; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; financial return ratios; core earnings, capital ratios; increase in revenue; total stockholder return; net operating income, operating income; net interest margin or net interest rate spread; stock price; assets, growth in assets, loans or deposits, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, loan production volume, non-performing loans, deposits or assets; regulatory compliance or safety and soundness; achievement of balance sheet or income statement objectives and strategic business objectives, or any combination of these or other measures.
Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of one or more items, including but not limited to: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction. Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.
(aa)    “Prior Plan” means the Amended and Restated Long-Term Incentive Plan, as amended from time to time.
(bb)    “Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.
(cc)    “Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(c) and 2.4.
(dd)    “Restriction Period” has the meaning set forth in Section 2.4(b)(ii).
(ee)    “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment as an Employee on or after the attainment of age 65, or Termination of Service as a Director on or after the attainment of the latest age at which a Director is eligible for election or appointment as a voting member of the Employer’s Board of Directors under the Employer’s charter, or if there are no age limitations for serving as a Director, then age 70, provided, however, that unless otherwise specified in an Award Agreement, an Employee who is also a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards and exercise of Stock Options until both Service as an Employee and Service as a Director has ceased. A non-Employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-Employee Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-Employee Director’s intention to retire. A non-employee Director who continues in Service as a director emeritus or advisory director shall be deemed to be in Service of the Employer for purposes of vesting of Awards and exercise of Stock Options.
(ff)    “SEC” means the United States Securities and Exchange Commission.
(gg)    “Securities Act” means the Securities Act of 1933, as amended from time to time.
(hh)    “Service” means service as an Employee, consultant or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor.
(ii)    “Stock” means the common stock of the Company, $0.01 par value per share.
(jj)    “Stock Option” has the meaning ascribed to it in Sections 2.1(a) and 2.2.
(kk)    “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.
(ll)    “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of, or service provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:
(1)    The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.
(2)    The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six-month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(3)    If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of or service provider to the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.
(4)    Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.
(5)    With respect to a Participant who is a director, a Termination of Service as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.
(mm)    “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.
Section 8.2    In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:
(a)    Actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;
(b)    References to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;
(c)    In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;
(d)    References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;
(e)    Indications of time of day mean Eastern time;
(f)    The word “including” means “including, but not limited to”;
(g)    All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;
(h)    All words used in this Plan will be construed to be of such gender or number as the circumstances and context require;
(i)    The captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)    Any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and
(k)    Unless otherwise determined by the Committee, all accounting terms not specifically defined herein shall be construed in accordance with GAAP.